UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) January 21, 2009
AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION V LLC
on behalf of
AMERICAN EXPRESS ISSUANCE TRUST
(as Originator of the American Express Issuance Trust)
(Exact Name of registrant as Specified in Charter)

Delaware	333-130522-01	20-2007139
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation or Organization)		Number)
200 Vesey Street
Mail Stop 01-31-12
New York, New York 10285
(212) 640-2000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.	On January 21, 2009, the Registrant acquired approximately $700 million of receivables in additional accounts from the originator. The conveyance of such receivables was effected pursuant to Assignment No. 3 of Receivables in Aggregate Addition Accounts Included in American Express Issuance Trust, dated as of January 21, 2009 (“Assignment No. 3”), between American Express Receivables Financing Corporation V LLC and the American Express Issuance Trust. Assignment No. 3 is attached hereto as Exhibit 99.01.

Item 9.01.	Exhibits.
The following are filed as Exhibits to this Report under Exhibit 99.

Exhibit 99.01	Assignment No. 3 of Receivables in Aggregate Addition Accounts Included in American Express Issuance Trust, dated as of January 21, 2009, between American Express Receivables Financing Corporation V LLC and the American Express Issuance Trust.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

American Express Receivables Financing Corporation V LLC, as originator of the Trust and Co-Registrant and as Transferor on behalf of the Trust as Co-Registrant

By: Name: Title:	/s/ Maureen Ryan Maureen Ryan Vice President and Treasurer

EXHIBIT INDEX

Exhibit	Description

Exhibit 99.01	Assignment No. 3 of Receivables in Aggregate Addition Accounts Included in American Express Issuance Trust, dated as of January 21, 2009, between American Express Receivables Financing Corporation V LLC and the American Express Issuance Trust.